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                                                                     Exhibit 2.2

                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

               AMENDMENT NO. 1 (the "AMENDMENT"), dated as of November 28, 2001, by and among IMC Global Inc., a Delaware corporation ("Seller"), and Salt Holdings Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Seller (the "Company"), on the one hand, and on the other hand, YBR Holdings LLC, a Delaware limited liability company ("Purchaser"), and YBR Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Purchaser ("Merger Sub") to the Agreement and Plan of Merger (the "AGREEMENT"), dated as of October 13, 2001, by and among Seller, the Company, Purchaser and Merger Sub. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

               WHEREAS, the parties hereto desire to enter into this Amendment so as to make certain modifications to the Agreement;

               NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   AMENDMENTS

               Section 1.1 COMPANY COMMON STOCK DEFINITION

               The language in Section 1.1 of the Agreement is hereby amended by deleting the phrase "par value $.01 per share" in the definition of "Company Common Stock" and replacing it with the phrase "par value $1.00 per share".

               Section 1.2 AMENDMENTS RELATING CANADIAN HOLDBACK AMOUNT

               (a) The inclusion of an amount in the "Net Canadian Holdback Amount" (as defined in, and pursuant to, the Agreement) that represents the portion of the "Canadian Target Tax Amount" (as defined in the Agreement) described in clause (i) of the definition of "Canadian Target Tax Amount" in lieu of payment or withholding of such amount pursuant to Section 6.12 of the Agreement or payment or withholding of taxes, as represented in Section 3.17 of the Agreement, to which such amount relates shall not constitute a failure to satisfy a condition, provided in Section 7.2(a) or (b) of the Agreement, to the obligation of the Purchaser to effect the Closing (as defined in the Agreement);

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               (b)  The language in Sections 2.10 and 2.12 of the Agreement is hereby amended as follows:

                    (1) in the first sentence of Section 2.10(c)(i) delete the word "and" that appears between the words "practice" and "(viii)" and replace it with a comma;

                    (2) at the end of the first sentence of Section 2.10(c)(i) (but before the period) add the words "and (ix) a calculation of the Net Canadian Holdback Amount";

                    (3)  in the last sentence of Section 2.10(c)(i):

                         (A) delete the first occurrence of the phrase "Actual Sales Bonuses and the Actual U.K. Funding Amount," and replace it with the phrase "Actual Sales Bonuses, the Actual U.K. Funding Amount and the Net Canadian Holdback Amount,"; and

                         (B) delete the phrase "Actual U.K. Funding Amount, and the Net Interim Period Adjustment Amount (and the elements of such calculation)" and replace it with "Actual U.K. Funding Amount, the Net Interim Period Adjustment Amount (and the elements of such calculation) and the Net Canadian Holdback Amount";

                    (4) in the first sentence of Section 2.10(c)(ii) delete the phrase "or the Net Interim Period Adjustment Amount or" and replace it with "the Net Interim Period Adjustment Amount or the Net Canadian Holdback Amount or";

                    (5) in the second sentence of Section 2.10(c)(ii) delete the phrase "and the Net Interim Period Adjustment Amount (and each element of such calculation)," and replace it with "the Net Interim Period Adjustment Amount (and each element of such calculation) and the Net Canadian Holdback Amount,";

                    (6) in the third, fifth, and eighth sentences of Section 2.10(c)(ii) delete the phrase "or the Net Interim Period Adjustment Amount (or any

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                         element thereof)" and replace it with ", the Net
                         Interim Period Adjustment Amount (or any element thereof) or the Net Canadian Holdback Amount";

                    (7) in the eighth sentence of Section 2.10(c)(ii) add the words "or the Net Canadian Holdback Amount" between the second occurrence of the phrase "(and each element thereof)" and the word ", respectively,";

                    (8) add the following sentence at the end of Section
                        2.10(c)(iii):

                    If the amount of the Net Canadian Holdback Amount used to determine the Estimated Closing Date Contribution Adjustment pursuant to Section 2.10(a) exceeds the amount of the Net Canadian Holdback Amount determined pursuant to this Section 2.10(c), the Company shall pay to Seller the amount of such excess in the manner provided in Section 2.10(c)(iv). If the amount of the Net Canadian Holdback Amount determined pursuant to this Section 2.10(c) exceeds the amount of the Net Canadian Holdback Amount used to determine the Estimated Closing Date Contribution Adjustment pursuant to Section 2.10(a), Seller shall pay to the Company the amount of such excess in the manner provided in Section 2.10(c)(iv).

                    and

                    (9) in Section 2.12, delete the phrase "At the Closing" and replace it with the phrase "From and after the Closing" , and add the words "(as may be adjusted pursuant to Section 2.10(c)" immediately after the each occurrence of the phrase "Net Canadian Holdback Amount".

          Section 1.3    INTERCOMPANY ACCOUNTS

          Section 5.7 of the Agreement is hereby amended to delete the phrase "Prior to the Closing" in the first line of the first sentence, and replacing it with the phrase "Effective immediately prior to the closing". Notwithstanding the foregoing,

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Section 6.12 of the Agreement shall govern the repayment of any receivables owed by IMC Salt Inc. to Sifto Canada Inc.

          Section 1.4    NO IMPACT ON INDEMNITY, ETC.

          The provisions of this Amendment shall have no impact on the Seller's obligation to indemnify the Purchaser pursuant to the provisions of the Agreement (including Article VI thereof) with respect to Taxes (as defined therein).

          Section 1.5    ACTIONS RELATING TO LIS PENDENS.

          Article V is hereby amended to insert the following Section 5.22:

               Section 5.22 CERTAIN LIS PENDENS In addition to any other obligation set forth in this Agreement, Seller covenants and agrees to promptly pursue legal proceedings or other actions to cause any caution, lis pendens, affidavit, caveat or similar notice filing, which are now or in the future filed by or on behalf of Madison Dearborn Partners LLC against any of the Properties, removed as promptly as practicable from the applicable record. So long as any such caution, lis pendens, affidavit, caveat or similar notice filing by or on behalf of Madison Dearborn Partners shall encumber any Property or Properties, Seller further agrees that at the request of the purchaser's title company providing insurance to any successor in interest to any such Property or Properties to which any such notice filing relates, or any lender secured by any such Property or Properties, from time to time, to provide reasonable assistance to any such party in obtaining a title endorsement similar in scope and nature relating to the notice filings as the Purchaser obtained at the Closing, which will include issuing, affirming, reaffirming or confirming to the purchaser's title company its obligations under the indemnity given to the title company at the Closing and relating to such notice filings referred to above in connection with the Closing as if such indemnity were given to purchaser's title company.

          Section 1.6    LETTERS OF CREDIT

          Article V is hereby amended to insert the following Section 5.23:

               Section 5.23 CERTAIN LETTERS OF CREDIT. Purchaser agrees to cause the Surviving Corporation to use is reasonable best efforts to replace the Letters of Credit of Seller for the benefit of IMC Salt, Inc., Sifto Canada, Inc. and IMC Kalium Ogden Corp. set forth in item 3 of Section 3.16(a)(v) of the Seller Disclosure Schedule as soon as reasonably practicable following

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     the Closing. Purchaser hereby agrees to reimburse Seller for any amounts extended pursuant to such existing Letters of Credit.

          Section 1.7    ACKNOWLEDGEMENT OF COLLATERAL

          Article X is hereby amended to insert the following Section 10.12:

               Section 10.12 ACKNOWLEDGMENT. Seller hereby acknowledges that the Purchaser will assign the Supply Agreements as collateral for the benefit of the Lenders under the Credit Agreement dated as of November 28, 2001 among Salt Holdings Corporation; Compass Minerals Group, Inc., as US Borrower; Sifto Canada, Inc., as Canadian Borrower; Salt Union Limited, as UK Borrower; The Lenders Party Hereto; JPMorgan Chase Bank, as Administrative Agent; J.P. Morgan Bank Canada, as Canadian Agent; Chase Manhattan International Limited, as UK Agent; J.P. Morgan Securities Inc., as Joint Advisor, Co-Lead Arranger and Joint Bookrunner; Deutsche Banc Alex. Brown Inc., as Syndication Agent, Joint Advisor, Co-Lead Arranger and Joint Bookrunner; Credit Suisse First Boston, as Co-Documentation Agent; and Credit Lyonnais, as Co-Documentation Agent.

          Section 1.8    REAL ESTATE SCHEDULE AMENDMENTS

          (a) Section 1.1(e)(i) - Permitted Encumbrances (US Properties) (Canadian Properties) of the Seller Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.

          (b) Section 1.1(e)(ii) - Surveys of the Seller Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Exhibit B attached hereto.

          (c) Section 1.1(e)(iii) - Permitted Encumbrances (U.K. Properties) of the Seller Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Exhibit C attached hereto.

          (d) Exhibit 3.10 to Section 3.10 of the Seller Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Exhibit D attached hereto.

          (e) Section 3.10(a) of the Seller Disclosure Letter is hereby amended and restated in its entirety to read as set forth in Exhibit E attached hereto.

          Section 1.9    INTELLECTUAL PROPERTY SCHEDULE AMENDMENTS

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          (a)  Section 3.12 of the Seller Disclosure Letter to the Agreement is
hereby amended as follows:

               (1) on the last row of the table in Section 3.12(a)(i), in the column entitled "Owner of Record", delete the name "Carey Sale Company, Inc." and replace it with the name "Carey Salt Company, Inc.";

               (2) in the table in Section 3.12(a)(ii), in the row for owner of record IMC Salt Inc., trademark EV'R-FLO, replace the word "Registered" in the "Status" column with the words "Registration was not renewed.";

               (3) in the table in Section 3.12(a)(iv), in the row listing the System/Software Services Agreement between Salt Union Limited and Comice Computing Associated Limited, delete the language included in the "Terms" column;

               (4) in the table in Section 3.12(a)(iv), in the row listing the License Agreement between Vigoro Canada Acquisition Corp. and IMC Kalium Canada Ltd, add the following words after the existing language in the "Goods" column: "NOTE: On September 21, 2001, Licensor sent a Notice of Termination to Licensee terminating this Agreement.";

               (5) delete Section 3.12(b)(i) in its entirety, and replace with the following: "OWNERSHIP EXCEPTIONS. Certain of the patents, trademarks and copyrights listed on Section 3.12(a)(i), (ii) and (iii) are not listed in the applicable intellectual property registry as being held in the name of any Acquired Company, as indicated by the designation [*]. As of the Closing, any of such patents, trademarks and copyrights that are not listed as "Abandoned" have been assigned to an Acquired Company and such assignments have been filed or are in the process of being filed with the applicable

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                    intellectual property registry, or a name change has been
                    filed or is in the process of being filed with the applicable intellectual property registry to reflect the proper name of an Acquired Company, as appropriate";

          (b) delete Section 3.12(b)(ii) in its entirety, and replace with the following: "In a Settlement Agreement dated October 19, 2001, by and between Cargill, Incorporated, IMC Salt, Inc. and IMC Kalium Ltd (n/k/a IMC USA, Inc.), the parties to the Settlement Agreement settled the dispute arising out of IMC's applications for the trademarks WHITE DIAMOND and DIAMOND HARD DIAMOND PURE. A copy of the Settlement Agreement has been provided to Purchaser".

          Section 1.10   MISCELLANEOUS SCHEDULE AMENDMENTS

          (a) Section 3.4 of the Seller Disclosure Letter to the Agreement is hereby amended as follows:

               (1) In Section (b)(I)(13) (IMC Kalium Ogden Corp.), delete the word "Alberta" in the "Qualification" row;

               (2) In Section (b)(I)(3) (IMC Global (UK) Limited), delete the phrases "Cert #2 55,556 shares - Issued 5/31/96" and "Cert #3 157,000,000 shares - Issued 5/31/96" in the "Owner & %
                    Interest" row and replace them with the phrase "Cert #5 157,055,556 shares - Issued 23/11/01";

               (3) In Section (b)(I)(4) (Salt Union Limited), delete the phrase "Cert #15 - Issued 5/21/96" in the "Owner & % Interest" row and replace it with the phrase "Cert #18 - Issued 23/11/01"; and

               (4) In Section (b)(I)(4) (Salt Union Limited), delete the phrase "Cert. # __ - Issued __" in the "Owner & % Interest" row for owner Rose Marie Williams, and replace it with the phrase with "Cert. # 16 - Issued 14/4/2001".

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          (b)  Section 3.16 of the Seller Disclosure Letter to the  Agreement is
hereby amended as follows:

               (1) in Section 3.16(viii), delete the third from last bullet point in its entirety which stated: "Counter indemnity made by Salt Union Limited (the "Company") in favour of The Governor and Company of the Bank of Scotland (the "Bank") in respect of the performance bond issued by the Bank on behalf of the Company to guarantee a sum in the amount of(pound)500,000 in favour of Norfolk County Council in connection with the Company's obligations under a PFI Contract for the design, building, financing, and operation of a serviced salt supply system made between (1) Norfolk County Council and (2) the Company dated 30 March 2000";

               (2) in Section 3.16(xi) delete the language in footnote 3 which stated "Agreement to be novated to Ineos Chlor" and replace it with "Agreement to be assigned to Ineos Chlor" for the Salt Union Limited Sales Contract for customer "ICI Chemicals & Polymers/Chlor-Chemicals"; and

               (3) in Section 3.16(xi) delete the following contract, which was the sixth entry of the Salt Union Limited Haulage Contracts:

--------------------------------------------------------------------------------
6.   Direct Salt Supplies          White salt        0.28 pa        Expires
                                                                    2001
--------------------------------------------------------------------------------


                                   ARTICLE II

                                  MISCELLANEOUS

          Section 2.1 NATURE OF AMENDMENT. Except as expressly provided herein, the Agreement shall continue to be, and shall remain, in full force

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and effect. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term of condition of the Agreement. Any reference to the Agreement in the Agreement or any other document (except as specifically indicated to the contrary) shall be deemed to be a reference to the Agreement as amended hereby.

          Section 2.2 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          Section 2.3 COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the date first written above.


                                    IMC GLOBAL INC.



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    SALT HOLDINGS CORPORATION


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    YBR HOLDINGS LLC



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    YBR ACQUISITION CORP.



                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

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